Exhibit 10.1

AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note (this “Amendment”) is made effective as of May 21, 2015, by and between Western Capital Resources, Inc., a Minnesota corporation (“Borrower”), and River City Equity, Inc. a Nebraska corporation (“Lender”).

RECITALS

Borrower and Lender are parties to a Promissory Note dated as of October 18, 2011, as amended and restated in an Amended and Restated Promissory Note dated as of December 7, 2012 (the “Note”). Capitalized terms used in this Amendment and not defined herein shall have the meanings given in the Note. The parties now desire to amend the Note as set forth below.

AGREEMENT

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Maturity Date. Paragraph 1.1 of the Note shall be amended to extend the Maturity Date (as defined in the Note) to June 30, 2016.

2. Conflicts. In the event of any conflict between the terms of the Note and this Amendment, the terms of this Amendment shall govern.

3. Counterparts. This Amendment may be executed in counterparts which, when taken together, shall constitute one and the same agreement.

4. Modifications. Except as otherwise expressly modified by this Amendment, all terms, provisions, covenants and agreements contained in the Note shall remain unmodified and in full force and effect.

BORROWER:	LENDER:

WESTERN CAPITAL RESOURCES, INC.	RIVER CITY EQUITY, INC.

John Quandahl	By:
Chief Executive Officer	Its: